EXHIBIT 99.1

Groovy Company Corporate Update: OTC Markets Status and Next Steps

Atlanta, GA-January 8, 2025- Groovy Company, Inc., formally known as Santo Mining Corp., (USOTC:SANP) a pioneering technology company revolutionizing the cannabis industry with its centralized blockchain-based authentication and traceability platform, today announced an update on its corporate activities. The Company confirmed it has successfully achieved U.S. Reporting Company status on the OTC Markets, a significant milestone.

Achieving U.S. Reporting Company status fulfills a critical requirement for enhanced transparency and regulatory compliance. This status requires full public disclosure and financial reporting, aligning Groovy with the highest standards of financial accountability. This milestone underscores the Company’s dedication to transparency and collaboration with shareholders, regulators, and the broader investor community.

Having achieved this status, Groovy is now focused on the next step in its development: filing Form 211 with FINRA (Financial Industry Regulatory Authority) in conjunction with a Broker-Dealer. This filing process is essential for the Company’s securities to be quoted on the USOTC Markets, moving beyond the Expert Market. Groovy anticipates the Form 211 process may take between two to four months.

“This is an important next step for Groovy,” stated Frank Yglesias, CEO of Groovy Company, Inc. “We understand the scrutiny involved in operating within the public domain, and we are fully committed to complying with all regulations. We are confident that the Form 211 process will be successful and lead to Groovy’s entry into the US OTC market., as we set our goals to becoming OTCQB, by no later than Q3-2025”

Groovy is dedicated to building a secure, transparent, and efficient cannabis ecosystem. The Company’s innovative NFT-QR tag authentication and traceability platform, powered by Groovy’s centralized blockchain technology, empowers growers, manufacturers, retailers, and consumers alike. For more information, visit https://groovy.click or https://wiki.groovy.click

ABOUT GROOVY

Groovy Company, Formally known as Santo Mining Corp. is a technology company revolutionizing the cannabis industry, using its proprietary centralized Hyperledger Fabric layer-1 blockchain as our foundation, for authentication, traceability, and secure ecosystem for the entire supply chain. At the core of our platform are Groovy QR-NFTs-unique, tamper-proof identifiers embedded in cannabis products. These QR-NFTs, based on customized smart contracts to provide instant, verifiable product authenticity, combating counterfeiting and enhancing consumer trust. This includes a complete product history, from seed to sale, stored immutably on the blockchain for full transparency.

Our innovative reward mechanism, the Groovy Rewards program, incentivizes consumer engagement. Users earn GROOVY tokens for authenticating products via the QR-NFTs, leaving reviews, and participating in the vibrant Groovy community. These tokens can be redeemed for exclusive discounts, access to premium content, and other valuable rewards, fostering loyalty and incentivizing brand adoption.  We also offer a dedicated Geno Library, a specialized section of the platform for Geno IP owners. The Geno Library allows breeders to register their unique cannabis strains and automatically receive royalties from all sales of Groovy-verified products that utilize their registered genetics. This directly incentivizes the development of high-quality, unique strains, fostering a more sustainable, collaborative, and transparent ecosystem for all members of the cannabis community. Groovy is dedicated to building an industry that is truly transparent, traceable, and fair.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This document may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements reflect management’s current expectations, assumptions, and projections about future events or financial performance and are not guarantees of future results. Forward-looking statements are inherently subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied. Statements containing words like “believe,” “anticipate,” “endeavor,” “estimate,” “expect,” “project,” “intend,” or similar expressions identify these forward-looking statements. Specifically, statements regarding future growth, market adoption of Groovy’s platform, regulatory developments, technological advancements, and financial performance in the cannabis and cryptocurrency industries are subject to these risks and uncertainties.

Factors that could cause actual results to differ materially from those currently anticipated include, but are not limited to: the risks associated with the evolving cannabis market, including but not limited to regulatory uncertainties and changes in laws and regulations; competitive pressures within the cannabis sector; technological disruptions impacting operational efficiency; fluctuations in market demand; variations in product pricing; the ability to effectively penetrate new markets; and the potential financial or reputational impacts from legal, administrative, or regulatory developments. Further, risks relating to the volatile nature of the cryptocurrency market, potential security breaches, fluctuations in token values, and changes in investor sentiment are relevant considerations. These factors, as well as risks relating to the general economy, market volatility, and competitive activity, are further detailed within the “Risk Factors” section of this document.

The Company does not undertake any obligation to update or revise any forward-looking statements contained in this document, whether as a result of new information, future events, or otherwise. Investors should carefully consider these factors and the risks discussed throughout this report before making any investment decisions. This statement is made for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Further, investors should independently research and evaluate the potential risks and rewards of investing in the Company and the cannabis and cryptocurrency sectors.

Additional information can be found on our websites http://groovy.click, https://wiki.groovy.click or follow us on Twitter https://x.com/groovyclick

For more information, press only:

Phone number: (404) 734-3277

Email: info@groovy.click

Frank Yglesias

Groovy Company, Inc,

Fka: Santo Mining Corp.,